UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 28, 2009

PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 N. Pittsburg, Texas		75686-0093
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

As previously disclosed, on December 1, 2008, Pilgrim's Pride Corporation, a Delaware corporation (the "Company"), and its wholly-owned subsidiaries, PFS Distribution Company, PPC Transportation Company, To-Ricos, Ltd., To-Ricos Distribution, Ltd., Pilgrim's Pride Corporation of West Virginia, Inc., and PPC Marketing, Ltd. (collectively with the Company, the "Debtors"), filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 ("Chapter 11") of Title 11 of the United States Code (the "Bankruptcy Code").  On December 10, 2009, the Bankruptcy Court entered an order (the "Confirmation Order") approving and confirming the joint plan of reorganization of the Debtors (the "Plan"), a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on December 10, 2009.  The Company emerged from its Chapter 11 bankruptcy proceedings on December 28, 2009 (the "Effective Date").

On the Effective Date, the Company's common stock outstanding immediately prior to the effectiveness of the Plan was cancelled and converted into the right to receive shares of Common Stock, par value $0.01 per share (the "New Common Stock"), of the reorganized Company (the "Reorganized Company") based on a one-for-one exchange ratio, which constitutes 36% of the total number of shares of New Common Stock issued pursuant to the Plan.  The remaining shares of New Common Stock, constituting 64% of the total issued pursuant to the Plan and outstanding on the Effective Date, were issued to JBS USA Holdings, Inc. ("JBS USA"), a wholly-owned indirect subsidiary of JBS S.A., a Brazil-based meat producer, for $800 million in cash pursuant to the terms and conditions of a Stock Purchase Agreement (the "SPA") entered into by the Company and JBS USA on September 16, 2009, a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on September 18, 2009.

On the Effective Date, the Debtors consummated the reorganization contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings.

Departing Directors

As of the Effective Date, in connection with the Plan, the following directors resigned from the board of directors of the Reorganized Company (the "Board"):  Charles L. Black, Linda Chavez, Richard A. Cogdill, S. Key Coker, Keith W. Hughes, Blake D. Lovette, Vance C. Miller, Lonnie Ken Pilgrim, James G. Vetter Jr. and Donald L. Wass.

Continuing Directors

Don Jackson and Lonnie "Bo" Pilgrim, each a director prior to the Effective Date, will remain on the Board following the Effective Date.

Newly Appointed Directors

As of the Effective Date, pursuant to the Plan, the following individuals became directors of the Board:  Joesley Mendonça Batista, Wesley Mendonça Batista, José Batista Júnior, Michael Cooper, William Cruz de Vasconcellos Junior, Charles Macaluso and Marcus Vinicius Pratini de Moraes.  Wesley Mendonça Batista will serve as Chairman of the Board.

Committee Memberships

The following directors have been appointed to the Audit Committee:  Michael Cooper, Charles Macaluso and Marcus Vinicius Pratini de Moraes.

The following directors have been appointed to the Compensation Committee:  Wesley Mendonça Batista, Michael Cooper and William Cruz de Vasconcellos Junior.

The following directors have been appointed to the JBS Nominating Committee:  Joesley Mendonça Batista, Wesley Mendonça Batista and Marcus Vinicius Pratini de Moraes.

The following directors have been appointed to the Equity Nominating Committee: Michael Cooper and Charles Macaluso.

Director Compensation

On the Effective Date, the Board approved a new compensation program for directors (the "Program").  Under the Program, directors who are employed by the Reorganized Company or any of its subsidiaries will not receive any additional compensation for their services as directors.  The Program provides that each non-employee director will receive an annual retainer of $140,000, paid quarterly in arrears, comprised of $70,000 in cash with the remainder consisting of a combination of cash and equity awards to be determined by the Board.  In addition, non-employee directors will each receive $1,500 per Board meeting they attend in person, plus expenses.  The  Chairmen of the Audit Committee and Compensation Committee will each receive $15,000 supplemental annual compensation, and other members of those committees will each receive an additional $10,000 per year.  The Chairmen of other Board committees will each receive $10,000 supplemental annual compensation, with other members of such committees each receiving an additional $5,000 per year.  Committee Chairmen and other committee members will each also receive $1,500 and $1,000, respectively, per committee meeting they attend in person, plus expenses.

Transactions with Related Persons

As previously disclosed, the Company entered into the SPA with JBS USA on September 16, 2009.  On the Effective Date, 64% of the New Common Stock was issued to JBS USA for $800 million in cash pursuant to the terms and conditions of the SPA.  The following directors hold an indirect interest in JBS USA:  Joesley Mendonça Batista, Wesley Mendonça Batista and José Batista Júnior (the "Batista Directors").  The Batista Directors are brothers and, together with certain other members of the Batista family (the "Batista Family"), indirectly own and control approximately 50.1% of the voting equity capital of JBS S.A., JBS USA's parent company.  Wesley Mendonça Batista is the President and Chief Executive officer of JBS USA, and each of the Batista Directors is a member of the board of directors of JBS USA.  The dollar value of the Batista Family's indirect interest in the transactions contemplated by the SPA was approximately $400.1 million in the aggregate.

Departing Officers

On the Effective Date, Richard A. Cogdill was terminated as the Chief Financial Officer, Secretary, Treasurer and principal accounting officer of the Company, and Lonnie Ken Pilgrim was terminated as the Senior Vice President, Transportation of the Company.  Additionally, as of the Effective Date, in connection with the Plan, Lonnie "Bo" Pilgrim ceased to be Senior Chairman of the Board, but, as mentioned above, will remain on the Board following the Effective Date.  William Snyder, a Managing Partner of CRG Partners Group, LLC ("CRG"), a provider of corporate turnaround and restructuring services, was employed by CRG and performed services as Chief Restructuring Officer of the Company through CRG.  Mr. Snyder's services as Chief Restructuring Officer were terminated upon the Reorganized Company's emergence from Chapter 11 bankruptcy proceedings on December 28, 2009.

Newly Appointed Officers

As of the Effective Date, Gary D. Tucker, age 61, was named the principal financial officer and principal accounting officer of the Reorganized Company.  Mr. Tucker has served as the Company's Senior Vice President, Corporate Controller since June 1, 2003 and will continue to hold such position for the Reorganized Company.  Mr. Tucker's annual base salary is $250,215.92, and he is eligible to participate in the STIP (as defined below).

Mr. Tucker is a party to a Change in Control Agreement with the Reorganized Company effective as of October 10, 2008 (the "Change in Control Agreement").  The Change in Control Agreement has an initial term of three years.  The term of the agreement automatically renews on its one year anniversary for a period of two years from the renewal date, unless the Reorganized Company gives Mr. Tucker notice at least 60 days prior to the renewal date that the term will not be extended.  Generally, the Change in Control Agreement provides that, if the Reorganized Company terminates Mr. Tucker's employment within 12 months (the "Employment Period") following a Change in Control (as defined in the Change in Control Agreement) other than for cause or Mr. Tucker's disability or if Mr. Tucker resigns during the Employment Period for good reason because the Reorganized Company has not met its obligations under the Change in Control Agreement, then Mr. Tucker will be entitled to certain severance benefits.  Upon the termination of Mr. Tucker's employment during the Employment Period under the circumstances discussed above, the Change in Control Agreement provides (1) for a lump sum severance payment that includes (a) Mr. Tucker's target annual bonus for the fiscal year in which the termination occurs, prorated through the date of termination, and (b) an amount based on the sum of Mr. Tucker's annual base salary and target annual bonus multiplied by 1.5; (2) that Mr. Tucker may be entitled to receive a tax gross-up payment to compensate them for specified excise taxes, if any, imposed on the severance payment; and (3) that any stock options and other equity awards held by Mr. Tucker will become fully vested and exercisable.  In addition, the Change in Control Agreement provides that, for a period of nine months from the date of any termination of Mr. Tucker's employment that results in a severance payment under the Change in Control Agreement, Mr. Tucker will not (a) divulge confidential information regarding the Reorganized Company, (b) solicit or induce employees of the Reorganized Company to terminate their employment with the Reorganized Company, or (c) seek or obtain any employment or consulting relationship with any specified competitor of the Reorganized Company.  The issuance of shares of New Common Stock to JBS USA on the Effective Date constituted a "Change in Control" for purposes of the Change in Control Agreement.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of Change in Control Agreement attached as Exhibit 10.4 to the Current Report on Form 8-K of the Company filed with the SEC on October 27, 2008, which is incorporated by reference into this Item 5.02.

Short Term Management Incentive Plan

On the Effective Date, pursuant to the Plan and the Confirmation Order, the Reorganized Company adopted a Short Term Management Incentive Plan (the "STIP"). Regular, full-time salaried, exempt employees of the Reorganized Company and its affiliates who are selected by the administering committee are eligible to participate in the STIP.

The STIP was included in the Plan in order to preserve the Reorganized Company's federal income tax deduction for incentive compensation paid to certain executive officers based on the attainment of established performance goals.  Accordingly, the STIP was structured in a manner such that payments under the plan to individuals covered by Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986 (as amended, the "IRC"), can satisfy the requirements for "performance-based" compensation within the meaning of Section 162(m).

Administration

A committee of the Board (the "STIP Committee"), consisting solely of members who are "outside directors," within the meaning of Section 162(m), will administer the STIP with respect to bonus awards granted under the STIP that are intended to qualify as performance-based compensation for purposes of Section 162(m).  The STIP Committee has the authority to interpret all provisions of the STIP, to adopt, amend and rescind rules pertaining to the administration, interpretation and application of the STIP, to make all other determinations necessary or advisable for the administration of the STIP and to reduce, in its discretion, the amount of any bonus awards otherwise payable under the STIP.  While it is anticipated that the Board will delegate all aspects of administration of the STIP to the STIP Committee, the STIP provides that the Board may exercise the rights and duties of the STIP Committee under the STIP except with respect to matters which under Section 162(m) are required to be determined in the sole and absolute discretion of the STIP Committee.

Eligibility

Regular, full-time salaried exempt employees of the Reorganized Company and any of its affiliates who, in the opinion of the STIP Committee, are employees whose performance can contribute to the successful management and financial success of the Reorganized Company or an affiliate are eligible to be selected by the STIP Committee to participate in the STIP.  The Reorganized Company estimates that approximately 3,000 employees are eligible to participate in the STIP.  The STIP Committee will determine which employees will be participants in the STIP.

Operation

Under the STIP, the STIP Committee may grant bonus awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) and awards that are not intended to so qualify.  Awards granted under the STIP are payable upon achievement of performance goals established by the STIP Committee.

For awards to covered employees that are intended to qualify as performance-based compensation under Section 162(m), within the earlier of 90 days after commencement of a performance period or the expiration of 25% of the performance period, the STIP Committee will designate or approve the following in writing in connection with the grant of an award:

•
the performance period, which may consist of one or more periods of times, and which may be of varying and overlapping durations (for instance, the STIP Committee may determine that the bonus award may have a performance period that coincides with the fiscal year);

•	objectively determined performance goals applicable to the performance periods; and

•	the maximum amount that may be paid upon achievement of the performance goals.

Performance Goals

The performance goals, which, for purposes of awards to covered employees that are intended to qualify as performance-based compensation under Section 162(m), must be objectively determinable and substantially uncertain at the time they are established, will be set by the STIP Committee.  Depending on the performance criteria used to establish the performance goals, the performance goals may be expressed in terms of overall Reorganized Company performance or the performance of an affiliate of the Reorganized Company, or division or business unit of the Reorganized Company or an affiliate.  The performance goals may be measured in absolute terms or as compared to any incremental increase or as compared to the results of a peer group.  The following performance criteria may be considered for purposes of awards that are intended to qualify as "performance-based" compensation under Section 162(m): interest, taxes, depreciation, amortization, restructuring costs or rental expenses; sales; economic value-added; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; earnings per share of New Common Stock (including earnings before any one or more of the following: interest, taxes, depreciation, or amortization); return on equity; return on capital; total stockholder return; return on invested capital; return on assets or net assets; return on sales; income or net income (either before or after taxes); operating earnings; operating income reductions or savings or expense management; funds from operations; appreciation in the fair market value of shares of New Common Stock; working capital; market share; productivity; expense; operating efficiency; customer satisfaction; and safety record.

Adjustments

At the time of grant, the STIP Committee may specify one or more objectively determinable adjustments that may be made to one or more of the performance goals.

Annual Award Limit

The maximum aggregate amount that may be paid under all awards granted under the STIP that are intended to constitute performance-based compensation under Section 162(m) to a covered employee during any fiscal year may not exceed $10,000,000.  The Reorganized Company does not currently intend to grant individual awards that approach the maximum allowable amount.

Payment of Awards; Form of Payment

Following completion of each performance period and prior to the distribution of any payment for an award granted under the STIP, the STIP Committee will determine whether the performance goals for the performance period were satisfied.  Awards that are intended to qualify as performance-based compensation under Section 162(m) will be paid as soon as practicable after the STIP Committee has certified in writing that the participant has met the applicable performance goals, unless the participant is eligible and authorized to defer receipt of the payment.  In the case of awards to covered employees that are intended to qualify as performance-based compensation under Section 162(m), the STIP Committee retains the discretion to reduce (but not increase) the amount otherwise payable under an award granted pursuant to the STIP (including a reduction to zero).

Awards may be paid, at the option of the STIP Committee, in cash, New Common Stock or any combination thereof.

Termination of Employment

If a participant's employment with the Reorganized Company or any of its affiliates is terminated for any reason other than death or disability prior to the end of a performance period, the participant will not have a right to payment with respect to the award, unless expressly authorized by the STIP Committee and doing so will not have the effect of preventing the award from qualifying as performance-based compensation under Section 162(m).

Amendment and Termination

The STIP Committee or the Board may amend, suspend or terminate the STIP at any time and from time to time.  An amendment will be subject to stockholder approval only if such approval is necessary to maintain the STIP in compliance with Section 162(m).  The STIP Committee or the Board may not modify performance goals or adjustments applicable to any outstanding awards to the extent such modification would cause the award to fail to constitute qualified performance-based compensation.

Effective Date

The STIP is effective with respect to the Reorganized Company's fiscal year beginning September 27, 2009.  The STIP will remain in effect subject to termination by the Board or the STIP Committee at any time.  Awards may be granted as of the Effective Date.

Long-Term Incentive Plan

On the Effective Date, pursuant to the Plan and the Confirmation Order, the Reorganized Company adopted a Long Term Incentive Plan (the "LTIP").  The LTIP is applicable to certain of the Reorganized Company's employees and directors, and may entitle such employees and directors to New Common Stock and annual cash bonuses.

The LTIP is intended to assist the Reorganized Company in recruiting and retaining the best available personnel and to link the personal interests of the Reorganized Company's key employees, consultants and directors to those of the Reorganized Company's stockholders by providing such individuals with an incentive to generate superior returns to such stockholders.

Shares Subject to the LTIP

The Plan provides for issuance of an aggregate number of shares of New Common Stock equal to the lesser of (i) a number of shares equal to the quotient arrived at by dividing $50,000,000 by the average of the per share closing prices on the Pink OTC Markets, or if the shares are not then traded on the Pink OTC Markets, on the principal exchange, market or quotation system on which the shares are then traded or listed, of the shares during the 10 consecutive trading days ending on (and including) the trading day immediately preceding the Effective Date, and (ii) 10,000,000 shares, which will be held by the Reorganized Company and may be issued for the purposes of granting awards pursuant to the LTIP, all of which may be issued pursuant to the exercise of "incentive stock options" within the meaning of Section 422 of the IRC.

Any shares subject to an award that terminate, expire or are settled in cash will be available again for grant under the LTIP.  Shares tendered or withheld as payment of the exercise price under an award or as a tax withholding for a payment of an award will also be available again for future grant under the LTIP.  Shares issued by the Reorganized Company to assume or substitute for outstanding awards of an entity acquired by the Reorganized Company or related entities will not be counted against the shares available for issuance under the LTIP.  The payment of dividend equivalent rights in cash will not be counted against the number of shares available for issuance under the LTIP.  The shares ultimately distributed under the LTIP may consist of authorized and unissued shares, treasury shares or shares purchased on the open market.

Administration

The LTIP will be administered by the Board unless the Board chooses to delegate administration responsibilities to be constituted in such a manner that will satisfy applicable law and stock exchange rules (the Board acting in this capacity or any committee appointed to so act are referred to herein as the "LTIP Committee").  The LTIP Committee will determine which eligible individuals are to receive awards under the LTIP, the type or types of award granted, the time or times when such awards are made, exercise price, grant price, purchase price, award restrictions, and vesting schedules.  The LTIP Committee will also determine whether the exercise price of an award will be paid in cash, shares, other awards or other property, and whether an award may be canceled, forfeited or surrendered.  The LTIP Committee may amend the terms of the LTIP and outstanding awards, except that no amendment will be effective without stockholder approval if stockholder approval is required by applicable laws or by the listing standards of the principal exchange on which New Common Stock is traded, and amendments to outstanding awards may not materially and adversely impact the rights of a participant without the participant's prior written consent.  The LTIP Committee does not have the authority to accelerate or delay issuance of shares under an award if the acceleration or delay would be considered a deferral of compensation under Section 409A of the IRC, except to the extent that such acceleration or delay may, in the LTIP Committee's discretion, take effect in a manner that will not cause any person to incur taxes, interest or penalties under Section 409A of the IRC.

Equity Awards

The LTIP provides for the following types of awards:

Stock Options.  The LTIP provides for the grant of incentive stock options, or "ISOs," within the meaning of Section 422 of the IRC, and non-qualified stock options, or "NSOs," to employees, directors and consultants.  ISOs may only be granted to employees of the Reorganized Company or its subsidiaries.  Options are granted with terms determined by the LTIP Committee, provided that ISOs are subject to statutory ISO limitations.  Thus, the LTIP Committee determines the exercise price for a stock option within the terms and conditions of the LTIP and applicable law, provided that the exercise price may not be less than 100% of the fair market value of New Common Stock on the date of grant.  Any person who owns more than 10% of the total combined voting power of all classes of the Reorganized Company's stock and the stock of any parent or of any of the Reorganized Company's subsidiaries (referred to herein as a "10% owner") may not be granted an ISO unless the exercise price is at least 110% of the fair market value of New Common Stock on the date of grant.  "Fair market value" is defined in the LTIP.

Options granted under the LTIP will vest at the rate specified by the LTIP Committee.  The LTIP Committee may also substitute a stock appreciation right for a stock option any time before the option is exercised.

The term of any stock option granted under the LTIP may not exceed ten years, and the term of any ISO granted to a 10% owner may not exceed five years.  However, if a participant's employment with the Reorganized Company ends within ten years from the date an ISO is granted to him or her, the ISO may not expire later than three months after the participant ceases working for the Reorganized Company, unless the participant terminates employment on account of disability or death, in which case the ISO may not expire later than one year after the date employment terminates.

Participants in the LTIP may pay the exercise price for the shares of stock underlying the granted options in cash, in shares of New Common Stock held by the participant or in other property of the participant that is acceptable to the LTIP Committee.  The option may also be exercised through a broker-dealer sale and remittance procedure pursuant to which the participant effects a same day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes.  In addition, the LTIP Committee may provide financial assistance to a participant who wishes to exercise his or her outstanding options, provided that the participant is not an executive officer or director, by allowing the participant to deliver an interest-bearing promissory note in the amount of the exercise price and any associated withholding taxes.

Restricted Stock.  A restricted stock award is a right to receive shares of New Common Stock that are subject to restrictions established by the LTIP Committee.  Participants who are granted restricted stock awards by the LTIP Committee may have restrictions on transferability, voting rights and the right to receive dividends on restricted stock awarded under the LTIP.  The price that participants will pay for each share of restricted stock will be set by the LTIP Committee and will be paid in a form approved by the LTIP Committee, which may be cash, services rendered or to be rendered to the Reorganized Company or a related entity or another form of payment.

Stock Appreciation Rights.  Stock appreciation rights, or "SARs," typically provide for payments to the holder based upon increases in the price of New Common Stock from the date the SAR was granted to the date that the right is exercised.  Unlike an option, the participant is not required to pay an exercise price to exercise a SAR but simply receives the net amount of the increase in the stock price.  The LTIP Committee may elect to settle SARs in cash, New Common Stock or a combination thereof.  The term of a SAR may not exceed ten years.

Performance Share Awards.  Performance share awards are awards of shares of New Common Stock due to satisfaction of performance criteria and assessment of the recipient's contributions, responsibilities and other compensation as determined by the LTIP Committee, as of a specified date or dates or over a period or periods determined by the LTIP Committee.

Performance Stock Units.  Performance stock units are denominated in unit equivalents of shares of New Common Stock and/or units of value, including dollar value of shares of New Common Stock.  They may provide for payment based on specific performance criteria and assessment of the recipient's contributions, responsibilities and other compensation determined by the LTIP Committee, as of a specified date or dates or over a period or periods determined by the LTIP Committee.

Dividend Equivalent Rights.  Dividend equivalent rights are rights to receive the equivalent value, in cash or New Common Stock, of dividends paid on shares that are subject to any award under the LTIP.  If dividend equivalent rights are granted, they would be credited as of the dividend payment dates, if any, that occur between an award's date of grant and date of exercise, vesting or expiration, as determined by the LTIP Committee.  Dividend equivalents are converted to cash or shares by a formula, at a time and with the limitations that are set by the LTIP Committee.

Restricted Stock Units.  Restricted stock units are denominated in unit equivalents of shares of New Common Stock and are typically awarded to participants without payment of consideration.  They are subject to vesting conditions based upon a schedule or performance criteria established by the LTIP Committee.  Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested.  In addition, recipients of restricted stock units generally have no voting or dividend rights until the vesting conditions are satisfied.  Restricted stock units may be settled in cash, shares of New Common Stock or a combination thereof.

Performance Bonus Awards.  Performance bonus awards are cash bonuses that are paid upon achievement of performance goals that are established by the LTIP Committee as of a specified date or dates or over a period or periods determined by the LTIP Committee.  These awards are intended to comply with IRS requirements under Section 162(m) for performance-based compensation.

Other Awards.  The LTIP Committee may make other types of awards under the LTIP as long as the awards are consistent with the terms of the LTIP, and they involve either issuance of shares, vesting based on the passing of time, occurrence of one or more events, satisfaction of performance criteria, or issuance of another security which derives its value from the value of New Common Stock.

Performance-Based Awards.  Performance-based awards include awards other than options or SARs that comply with IRS requirements under Section 162(m) for performance-based compensation.  The LTIP Committee may designate employees as "covered employees" whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m).  The LTIP Committee may grant to covered employees awards that are paid, vest or become exercisable upon the attainment of the Reorganized Company's performance criteria established by the LTIP Committee that are related to one or more performance goals as applicable to the Reorganized Company or any of the Reorganized Company's subsidiaries, divisions or operating units, or the performance of an individual.  The following performance criteria may be considered for purposes of awards that are intended to qualify as "performance-based" compensation under Section 162(m): revenue; earnings or net earnings (including earnings before any one or more of the following: interest, taxes, depreciation, or amortization); sales; economic value-added; cash flow (including, but not limited to, operating cash flow and free cash flow); cash flow return on capital; earnings per share of New Common Stock (including earnings before any one or more of the following: interest, taxes, depreciation, amortization, restructuring costs or rental expenses); return on equity; return on capital; total stockholder return; return on invested capital; return on assets or net assets; return on sales; income or net income (either before or after taxes); operating earnings; operating income or net operating income; operating profit or net operating profit; operating or net profit margin; cost reductions or savings or expense management; funds from operations; appreciation in the fair market value of shares of New Common Stock; working capital; market share; productivity; expense; operating efficiency; customer satisfaction; and safety record.

At the time of grant, the LTIP Committee may specify one or more objectively determinable adjustments set forth in the LTIP that may be made to one or more of the performance goals.

No participant in the LTIP may receive more than 5 million shares of New Common Stock per fiscal year pursuant to awards granted under the LTIP that are intended to comply with Section 162(m).  The maximum cash amount paid during any fiscal year for awards that are intended to comply with Section 162(m) (including performance bonus awards) to a single participant is $10 million.  If an award is canceled, the canceled award will continue to count against the maximum number of shares that the participant who was granted the award may receive for the fiscal year in which the cancellation occurs.

Eligibility

The individuals eligible to participate in the LTIP include the Reorganized Company's officers and other employees, directors and any consultants hired by the Reorganized Company, as well as employees, directors of the boards of, and any consultants to, the Reorganized Company's affiliates, except that only employees of the Reorganized Company or its subsidiaries may be granted ISOs.

Change in Control

The LTIP contains a change in control provision, which may result in the accelerated vesting of outstanding awards.  In the event of a change in control of the Reorganized Company (for example, acquisition by merger or asset sale), each award outstanding under the LTIP will immediately vest, unless the award is converted, assumed or replaced by the successor corporation.  In connection with a change in control, the LTIP Committee may permit a participant to exercise his or her awards during a period of time determined by the LTIP Committee.  A change in control is generally defined as:

•	a direct or indirect sale or other disposition of all or substantially all the assets of the Reorganized Company other than to a direct or an indirect subsidiary of the Reorganized Company;

•
the consummation of any transaction (including, without limitation, any merger, consolidation or recapitalization) to which the Reorganized Company is a party, the result of which is that immediately after the transaction the stockholders of the Reorganized Company immediately prior to the transaction hold less than 50.1% of the total voting power generally entitled to vote in the election of directors, managers or trustees of the Reorganized Company that survives the transaction;

•	the direct or indirect acquisition of more than 50% of the total voting stock of the Reorganized Company;

•
during any two consecutive years, individuals who at the beginning of the two-year period constituted the directors of the Board (together with any new directors whose election or nomination was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of the two-year period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Board then in office; or

•	the adoption of a plan for the liquidation or dissolution of the Reorganized Company.

Adjustment Upon Changes in Capitalization

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, other distribution (other than normal cash dividends) of assets to the Reorganized Company's stockholders or any other change affecting New Common Stock other than certain equity restructurings enumerated in the LTIP, the LTIP Committee will make appropriate adjustments in the number and type of shares subject to the LTIP, the terms and conditions of any award outstanding under the LTIP, and the grant or exercise price of any such award.  In the case of certain equity restructurings specified in the LTIP, the number and types of securities subject to each outstanding award and the grant or exercise price will be adjusted without any discretion on the part of the LTIP Committee.

Amendment and Termination of the LTIP

With the approval of the Board, the LTIP Committee may suspend or terminate the LTIP, or any part thereof, at any time and for any reason.  With the approval of the Board, the LTIP Committee may also amend the LTIP from time to time, except that the LTIP Committee may not, without prior stockholder approval, amend the LTIP in any manner which would require stockholder approval to comply with any applicable laws, regulations or rules.  No action by the Board, the LTIP Committee or the Reorganized Company's stockholders may alter or impair any award previously granted under the LTIP without the consent of the participant.  Unless terminated earlier, the LTIP shall terminate ten years from the date of its approval by the Reorganized Company's stockholders, except that ISOs may not be granted following the tenth anniversary of the date the Board adopted the LTIP.

Repricing of Certain Awards

The LTIP permits the LTIP Committee in its sole discretion to amend the terms of any outstanding option or SAR under the LTIP to reduce its exercise price and to cancel and replace any outstanding options or SARs with grants having a lower exercise price.

The foregoing description of the STIP and the LTIP does not purport to be complete and is qualified in its entirety by reference to the text of the STIP and the LTIP, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)             Exhibits

Exhibit
Number                                Description

10.1	Pilgrim's Pride Corporation Short-Term Management Incentive Plan

10.2	Pilgrim's Pride Corporation Long Term Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  December 30, 2009                                                           By: /s/ Don Jackson
              Don Jackson
              Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                                Description

10.1	Pilgrim's Pride Corporation Short-Term Management Incentive Plan

10.2	Pilgrim's Pride Corporation Long Term Incentive Plan